Exhibit 99.1

Contacts:	Investor Contact: Robert McNamara. Senior Vice President and CFO 408.789.4264 investorrelations@accuray.com	Media Contact: Stephanie Tomei Public Relations Manager 408.789.4234 stomei@accuray.com

ACCURAY INCORPORATED REPORTS

SECOND QUARTER FISCAL 2007 FINANCIAL RESULTS

Sunnyvale, Calif. — March 15, 2007 — Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of robotic radiosurgery, today announced financial results for the second quarter ended December 30, 2006.  Total net revenues were $26.3 million for the quarter ended December 30, 2006, as compared to $11.3 million for the quarter ended December 31, 2005, an increase of 133 percent.  The net loss for the second quarter was $7.3 million, or $0.45 per share, compared to a net loss of $7.9 million, or $0.50 per share, for the same quarter in 2005. The fiscal 2007 second quarter results are consistent with the ranges for revenue and net loss included in the Registration Statement on Form S-1 (Reg. No. 333-138622) filed with the U.S. Securities and Exchange Commission in connection with our initial public offering in February.

For the six months ended December 30, 2006, total net revenues were $59.1 million, compared to $15.2 million for the same period in 2005, an increase of 289 percent.  The net loss for the six months ended December 30, 2006 was $5.3 million, or $0.33 per share, compared to a net loss of $18.1 million, or $1.14 per share for the same period in 2005.

The Company reported that its losses included stock option expenses of $2.9 million and $2.3 million for the quarters ending December 30, 2006 and December 31, 2005, respectively, and $5.1 million and $4.2 million for the first six months ending December 30, 2006 and December 31, 2005, respectively.

“We are pleased with Accuray’s strong growth in both U.S. and international markets,” said Euan S. Thomson, Ph.D., president and chief executive officer of Accuray.  “Our CyberKnife® Robotic Radiosurgery System is an established leader in treating tumors with radiosurgery anywhere in the body, including the spine, lung, liver, prostate and pancreas, which is driving continued demand and adoption.”

As of December 30, 2006, 91 CyberKnife systems had been installed at customer sites, up from 83 at the end of the first quarter.  This includes 80 systems sold directly to customers and 11 placed under shared ownership agreements. Of the 91 systems installed, 58 are in the United States, 24 in Asia and 9 in Europe.  Reported backlog at the end of the quarter ended December 30, 2006 was approximately $328 million, compared to approximately $330 million at the end of the quarter ended September 30, 2006.  Reported backlog includes only contracts which contain no contingencies, or for which all contingencies have been met and does not include signed contracts that have contingencies such as the receipt of certain approvals, financing dependencies, or the formation of certain legal structures. The number of signed contracts with contingencies continued to increase in the quarter ended December 30, 2006.  These contingent contracts will be added to backlog once all contingencies have been met.

Accuray completed its initial public offering on February 13, 2007.   In the initial public offering, Accuray and certain selling stockholders sold approximately 18.4 million shares at a price of $18 per share. Net proceeds to Accuray after exercise of the underwriters’ over-allotment and expenses were approximately $170.5 million and there were approximately 53.3 million shares outstanding after completion of the offering.

About Accuray

Accuray Incorporated (NASDAQ: ARAY), based in Sunnyvale, Calif., is a global leader in the field of robotic radiosurgery. Its CyberKnife System is the world’s first and only commercially available intelligent robotic radiosurgery system designed to treat tumors anywhere in the body, typically with sub-millimeter accuracy. To date, it is estimated that the

2

CyberKnife System has been used by physicians to treat more than 20,000 patients worldwide. For more information, please visit www.accuray.com.

Forward-Looking Statement

Except for the historical information contained herein, the matters set forth in this press release, including statements as to financial guidance, development, clinical studies, regulatory review and approval, and commercialization of products, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: reimbursement for the CyberKnife procedure; government approvals of our products; market acceptance of products; funding requirements; intellectual property protection for our products; competing products; and other risks detailed from time to time under the heading “Risk Factors” in Registration Statement on Form S-1 (Reg. No. 333-138622), as may be updated from time to time by our other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual performance or results may vary materially from any future performance or results expressed or implied by these forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

©2007 Accuray, Incorporated. All rights reserved.  Accuray, the Accuray logo, CyberKnife, Synchrony, Xsight, Xchange and RoboCouch are among trademarks and/or registered trademarks of Accuray Incorporated in the United States and other countries.

# # #

3

Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations (1)

(in thousands, except per share data)

	Three months ended		Six months ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Net revenue:
Products	$19,309	$7,621	$46,076	$8,089
Shared ownership programs	2,585	2,031	4,811	3,715
Services	3,661	932	6,630	1,929
Other	792	742	1,601	1,464
Total net revenue	26,347	11,326	59,118	15,197
Cost of revenue:
Costs of products	7,363	2,809	18,080	3,237
Costs of shared ownership programs	696	699	1,302	1,232
Costs of services	2,960	970	4,629	1,564
Costs of other	626	488	1,102	960
Total cost of revenue	11,645	4,966	25,113	6,993
Gross profit	14,702	6,360	34,005	8,204
Operating expenses:		.
Selling and marketing	9,764	6,236	17,294	10,952
Research and development	6,132	4,366	12,314	8,910
General and administrative	6,136	3,605	10,755	6,387
Total operating expenses	22,032	14,207	40,363	26,249
Loss from operations	(7,330)	(7,847)	(6,358)	(18,045)
Other income and (expense)	103	(15)	310	(21)
Loss before provision for income taxes and cumulative effect of change in accounting principle	(7,227)	(7,862)	(6,048)	(18,066)
Provision for income taxes	64	74	123	80

Loss before cumulative effect of change in accounting principle	(7,291)	(7,936)	(6,171)	(18,146)
Cumulative effect of change in accounting principle, net
of tax of $0	—	—	838	—
Net loss	$(7,291)	$(7,936)	$(5,333)	$(18,146)

Net loss per common share:
Basic and diluted	$(0.45)	$(0.50)	$(0.33)	$(1.14)

Weighted average common shares outstanding used in computing net loss per share:
Basic and diluted	16,209	15,942	16,234	15,881

Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$232	$265	$450	$419
Selling and marketing	$1,007	$762	$1,656	$1,291
Research and development	$471	$442	$920	$814
General and administrative	$1,164	$847	$2,062	$1,691

(1)          Accuray’s second quarter ends on the Saturday nearest to December 31.  For presentation purposes, the Unaudited Condensed Consolidated Statements of Operations refer to a calendar month end.

Accuray Incorporated

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands, except share amounts)

	December 31,	June 30,
	2006	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,865	$27,857
Accounts receivable, net of allowance for doubtful accounts of $20
at December 31, 2006 and June 30, 2006	18,841	11,698
Inventories	14,940	10,100
Prepaid expenses and other current assets	6,456	3,512
Deferred cost of revenue—current	10,106	4,810
Total current assets	66,208	57,977
Property and equipment, net	23,440	21,945
Goodwill and intangible assets, net	5,812	5,941
Deferred cost of revenue and other non-current assets	48,263	52,760
Total assets	$143,723	$138,623
Liabilities, temporary equity and stockholders’ equity (deficiency)
Current liabilities:
Accounts payable	$8,547	$4,726
Accrued expenses	13,110	15,055
Customer advances and deferred revenue—current	50,025	41,979
Total current liabilities	71,682	61,760
Long-term liabilities:
Customer advances and deferred revenue—non-current	126,654	130,214
Total liabilities	198,336	191,974

Temporary equity
Redeemable convertible preferred stock, no par value; authorized: 30,000,000 shares; issued and outstanding: 17,419,331 at December 31, 2006 and June 30, 2006; liquidation amount: $42,934 and $40,354 at December 31, 2006 and June 30, 2006, respectively.	27,504	27,504
Stockholders’ equity (deficiency)
Common stock, no par value; authorized: 70,000,000 shares; issued and outstanding: 16,206,327 and 16,243,150 shares at December 31, 2006 and June 30, 2006, respectively.	12,876	13,276
Additional paid-in capital	30,966	43,988
Notes receivable from stockholders	—	(206)
Deferred stock-based compensation	—	(17,272)
Accumulated other comprehensive income	15	—
Accumulated deficit	(125,974)	(120,641)
Total stockholders’ equity (deficiency)	(82,117)	(80,855)

Total liabilities, temporary equity and stockholders’ equity (deficiency)	$143,723	$138,623

(1)          Accuray’s second quarter ends on the Saturday nearest to December 31.  For presentation purposes, the Unaudited Condensed Consolidated Balance Sheets refer to a calendar month end.